Exhibit 3.2

BY-LAWS

OF

EV MOBILITY, INC.

[DATE], 2023

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ARTICLE I. - MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings; Remote Communications

Subject to the next sentence, all meetings of stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other places within or without the State of Delaware as may be specified in the notices of such meetings. The Board of Directors (the “Board”) may determine that any or all meetings shall not be held at any place, but shall instead be held solely by means of remote communications in accordance with such guidelines and procedures as may be adopted from time to time by the Board or required by the General Corporation Law of the State of Delaware, as then in effect (the “Law”).

Section 2. Annual Meeting

An annual meeting of stockholders for the election of directors and the transaction of such other business as may be properly brought before such meeting shall be held (i) at 10:00 a.m., local time, on the second Tuesday of May in each and every year, if that day is a business day, or, if that day is not a business day, on the next following day which is a business day or (ii) at such other hour and date as the Board may from time to time determine, in each case at such place or by remote communications as may be determined by the Board. Any annual meeting of stockholders may from time to time be adjourned, postponed or canceled in accordance with Section 5(c) of this Article I.

Section 3. Special Meetings

Special meetings of stockholders can be called only as provided in the Certificate of Incorporation of the Corporation, as then in effect (the “Certificate of Incorporation”). In addition (and without limiting the restrictions or provisions of the Certificate of Incorporation), no such meeting shall be called, or be deemed to have been duly called, unless it shall have been called in accordance with these By-Laws.

For a special meeting of stockholders to be duly called, a person or persons permitted by the Certificate of Incorporation to call a special meeting of stockholders must give notice to that effect in writing to the Secretary not more than sixty-five (65) days and not less than thirty-five (35) days before the date of such meeting proposed by such person or persons. Such notice shall state the purpose or purposes of such meeting and propose a place, date and hour of such meeting. The Board or, in the absence of a determination by the Board, the Secretary shall determine the place (or, if so determined by the Board, the remote communications), date and hour of such meeting; provided, however, that such meeting shall not be held at a place, date or hour selected for the purpose of obstructing the purpose or purposes of such meeting and shall be held on or reasonably promptly (taking into account disclosure, filing, notice, logistical and other applicable considerations) after such proposed date. Any special meeting may from time to time be adjourned, postponed or canceled in accordance with Section 5(c) of this Article I.

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Section 4. Record Date

(a) In order to determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board fixes such a record date, such record date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day preceding the day on which notice of such meeting is given or, if such notice is waived by all of the stockholders, the close of business on the day preceding the day on which such meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and, in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned meeting, which may be the same or an earlier date as that fixed for determination of stockholders entitled to vote at such adjourned meeting.

(b) In order to determine the stockholders entitled to consent to action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board and which record date shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board. If no record date is fixed by the Board, the record date for determining stockholders entitled to consent to action in writing without a meeting, when no prior action by the Board is required by the Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware, its principal executive office or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation at its registered office shall be made by personal delivery or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order to determine the stockholders (i) entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares of capital stock of the Corporation or (ii) for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders therefor shall be at the close of business on the day on which the Board adopts the resolution relating to such action.

Section 5. Notice of Meetings; Waiver

(a) Each notice of each meeting of stockholders shall state the place, date and hour of such meeting and, unless it is an annual meeting of stockholders, shall indicate that it is being sent by or at the direction of the person or persons calling such meeting and state the purpose or purposes for which such meeting is being called. If at any meeting of stockholders action is proposed to be taken which would, if taken, give stockholders fulfilling the requirements of Section 262 of the Law the right to receive payment for their shares of capital stock of the Corporation, the notice of such meeting shall include a statement of such proposed action and such right. Not less than ten (10) or more than sixty (60) days before the date of such meeting, the Secretary shall give or cause to be given notice of such meeting to each person entitled thereto. Except as otherwise provided in the next three (3) paragraphs of this Section 5(a), such notice shall be given either by personal delivery or mail. If mailed, such notice shall be deemed to have been duly given to a stockholder when it is deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock records of the Corporation or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

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Any notice required or permitted to be given by the Corporation under the Law, the Certificate of Incorporation or these By-Laws to any stockholder shall be deemed to have been duly given to such stockholder if (i) such notice is duly given to a stockholder who shares the same address as such stockholder and (ii) such stockholder shall have consented to the giving of such notice or notices generally to the stockholder who shares such address. If a stockholder fails to give written notice to the Secretary, within sixty (60) days after the Corporation shall have given written notice of its intention to give a notice or notices generally to such stockholder by giving it or them to a stockholder who shares the same address as such stockholder as permitted by the Law, objecting thereto, such stockholder shall be deemed to have so consented. Such stockholder may revoke such consent at any time by giving written notice to that effect to the Secretary.

Any notice required or permitted to be given by the Corporation under the Law, the Certificate of Incorporation or these By-Laws to any stockholder shall be deemed to have been duly given to such stockholder if (i) such notice is given by electronic transmission and (ii) such stockholder shall have consented to the giving of such notice or notices generally to such stockholder by electronic transmission. Such stockholder may revoke such consent at any time by giving written notice to that effect to the Secretary. Such stockholder shall be deemed to have revoked such consent if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation to such stockholder in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary, the transfer agent for the class of capital stock of the Corporation held by such stockholder or some other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not affect the validity of any meeting of stockholders or any action taken thereat. Notice given to such stockholder by electronic transmission in accordance with these By-Laws shall be deemed to have been duly given to such stockholder: (i) if by facsimile telecommunication, when directed to a number at which such stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which such stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to such stockholder of such specific posting, upon the later of such posting or the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to such stockholder.

For purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) A written waiver of notice of a meeting of stockholders signed by a stockholder entitled to notice of such meeting, before or after such meeting, shall be deemed to be equivalent to the giving of proper notice to such stockholder of such meeting. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends such meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business at such meeting because such meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of stockholders is required to be specified in any written waiver of notice of such meeting.

(c) Any meeting of stockholders may be adjourned, postponed or canceled at any time and from time to time, regardless of whether a quorum is present, by the Board or the Chairman of the meeting for any reason (including, without limitation, when a quorum is not present at the commencement of such meeting or where necessary, appropriate or expedient for the proper and orderly conduct of such meeting or to tabulate any vote, the tabulation of which is necessary for the continued conduct of such meeting). When a meeting of stockholders is adjourned to another date, hour or place (or, if adjourned by the Board, remote communications), it shall not be necessary to give any notice of the adjourned meeting if the date, hour and place (or, if adjourned by the Board, remote communications) to which such meeting is adjourned are announced at such meeting. Any business may be transacted at such adjourned meeting which might have been transacted at such meeting. If the adjournment is for more than thirty (30) days or if, after such adjournment, the Board fixes a new record date for such adjourned meeting, a notice of such adjourned meeting shall be given to each person entitled to notice of such adjourned meeting.

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For purposes of these By-Laws, except as otherwise provided in the relevant provision of these By-Laws, all notices required or permitted to be given to the Secretary must be given either by personal delivery or United States mail, postage prepaid, and in each case addressed to the Secretary at the principal executive office of the Corporation or the registered office of the Corporation in the State of Delaware. No such notice shall be deemed to have been duly given until actual receipt at such address.

Section 6. List of Stockholders

The Secretary shall prepare, at least ten (10) days prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares of record held by each such stockholder. Such list shall be open for inspection by any stockholder, for purposes germane to such meeting, during ordinary business hours, for the ten (10) days prior to such meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of such meeting, or (ii) during ordinary business hours, at the principal executive office of the Corporation. If such meeting is to be held at a place, such list shall also be produced and kept open at such meeting during the whole time thereof and may be inspected by any stockholder who is present thereat. If such meeting is to be held solely by remote communications, such list shall also be produced and kept open during the whole time thereof for inspection by any stockholder on a reasonably accessible electronic network and the information required to gain access to such list shall be provided with the notice of such meeting. The stock records of the Corporation shall be conclusive evidence as to who are the stockholders entitled to examine such stock records, the list described in this Section 6 or the books of the Corporation or to vote at any meeting of stockholders.

Section 7. Quorum; Manner of Acting

(a) Except as otherwise required by the Law or the Certificate of Incorporation or as provided with respect to meetings consisting solely of holders of shares of Preferred Stock in the resolution or resolutions providing for the issuance of such shares, the presence, at the commencement of such meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders shall be required in order to constitute a quorum for the transaction of business thereat.

(b) If authorized by the Board, stockholders and proxyholders not physically present at a meeting of stockholders may, by remote communications, (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, regardless of whether such meeting is to be held at a place or by remote communications, in each case provided that the Corporation shall have implemented reasonable measures to (i) verify that each stockholder or proxyholder deemed present and permitted to vote at such meeting by remote communications is a stockholder or proxyholder and (ii) provide such stockholders and proxyholders with a reasonable opportunity to participate in such meeting and to vote on matters submitted to a vote of stockholders, including an opportunity to read or hear the proceedings. If any stockholder or proxyholder votes at such meeting by remote communications, a record of such vote shall be maintained by the Corporation.

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(c) Except as otherwise required by the Law or the Certificate of Incorporation, as otherwise provided in these By-Laws with respect to the election of directors, and as otherwise provided with respect to meetings consisting solely of holders of shares of Preferred Stock in the resolution or resolutions providing for the issuance of such shares, a matter submitted to a vote at a meeting of stockholders shall have been approved only if a quorum was present at the commencement of such meeting and (i) the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote on such matter shall have voted to approve such matter or (ii) in the case of a vote on employee benefit or compensation plans or increase in the authorized number of shares of capital stock of the Corporation or a matter that is the subject of a non-binding or advisory vote, the holders of a majority of such shares voting on such matter shall have voted to approve such matter.

(d) Every stockholder entitled to vote or act at a meeting of stockholders may authorize another person or persons to vote or act for him by proxy. Such authorization must be granted by a means expressly permitted by the Law. Among other means, such authorization may be granted by a proxy (i) in a written instrument executed by a stockholder or such stockholder’s duly authorized attorney-in-fact or (ii) transmitted by a stockholder or such stockholder’s duly authorized attorney-in-fact by telegram, cablegram or electronic transmission to a proxyholder or a proxy solicitation firm, proxy support system or similar agent duly authorized by such proxyholder to receive such transmission so long as such telegram, cablegram or other electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by such stockholder or attorney-in-fact. Such proxy must be filed with the Secretary or such proxyholder, proxy solicitation firm, proxy support agent or similar agent at or before such meeting. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides that it may be voted or acted upon for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable. and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the relevant meeting of stockholders and voting or acting in person, by filing with the Secretary or such proxyholder, proxy solicitation form, proxy support agent or similar agent a written instrument revoking such proxy or by filing with the Secretary or such proxyholder, proxy solicitation form, proxy support agent or similar agent another duly executed proxy bearing a later date.

Section 8. Business Transacted

(a) No business shall be transacted at any meeting of stockholders unless it shall have been brought in accordance with this Section 8(a), and no business may be brought before a special meeting of stockholders unless it shall have been duly set forth in the notice of such special meeting.

Business may be brought (i) before a special meeting of stockholders only by or at the direction of the person or persons calling such meeting as permitted by the Certificate of Incorporation (which business shall be limited to the matters stated in the request or demand for the call of such meeting) or (ii) before an annual meeting of stockholders only (A) by or at the direction of the Board or any other person or persons who could call a special meeting of stockholders as permitted by the Certificate of Incorporation or (B) by a stockholder who is a stockholder of record at each of (x) the time at which notice is given to the Secretary that the stockholder proposes to bring such business before such annual meeting, (y) the record date for such annual meeting and (z) the time of such annual meeting, who is entitled to vote thereon at such annual meeting and who complies with the procedures set forth in this Section 8(a).

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For business to be brought before an annual meeting of stockholders by a stockholder, such stockholder must have given timely notice of his intention to do so to the Secretary in writing and such proposal must be a proper matter for stockholder action. To be timely, such notice must have been given to the Secretary not earlier than the open of business on the one hundred thirty-fifth (135th) day and not later than the close of business on the one hundred fifth (105th) day prior to (i) the first anniversary of the preceding year’s annual meeting of stockholders or (ii) if the date of such annual meeting is more than thirty (30) days before or after such anniversary and (A) either public disclosure of such date shall have been given or made or such stockholder shall have been informed or learned of such date more than one hundred fifteen (115) days before such date, not earlier than the open of business on the one hundred thirty-fifth (135th) day and not later than the close of business on the one hundred fifth (105th) day prior to such meeting or (B) both public disclosure of such date shall not have been given or made and such stockholder shall not have been informed or learned of such date more than one hundred fifteen (115) days before such date, not earlier than the open of business on the one hundred thirty-fifth (135th) day prior to such anniversary and not later than the close of business on the tenth (10th) day following the date on which public disclosure of such date is given or made or such stockholder is informed or learns of such date.

Such notice must set forth as to each matter such stockholder proposes to bring before such annual meeting:

(i) the business desired to be brought before such annual meeting and the reasons for conducting such business at such annual meeting (including the text of any resolution to be proposed and, if such business includes a proposal to amend these By-Laws or the Certificate of Incorporation, the text of the proposed amendment);

(ii) the name and address, as they appear on the stock records of the Corporation, of such stockholder (and, if such stockholder is a Nominee (as defined below) of a beneficial owner for whom it is acting, such beneficial owner (such stockholder (other than a Nominee) and such beneficial owner being individually and collectively called the “proponent”)), and a written representation as to whether such proponent is acting on his own behalf or in whole or in part on behalf of any other person, whether as a nominee, agent, proxyholder, representative, advisor, fiduciary or otherwise;

(iii) the classes and series, and the number of shares of each class and series, of capital stock of the Corporation that are owned beneficially, indirectly, directly or of record by such proponent or in which such proponent has a beneficial, direct, indirect or record pecuniary, voting or dispositive interest;

(iv) the name and address of each of such proponent’s related parties and the classes and series, and the number of shares of each class and series, of capital stock of the Corporation that are owned beneficially, indirectly, directly or of record by each of such related parties or in which any of them has a beneficial, direct, indirect or record pecuniary, voting or dispositive interest (in each case, identifying their respective ownership or other participation);

(v) all proxies, contracts, arrangements, understandings and relationships pursuant to which (A) such proponent or any of such related parties has or expects to have a right to vote any shares of any class or series of capital stock of the Corporation or (B) such proponent or any of such related parties is acting on behalf of another person, whether as a nominee, agent, proxyholder, representative, advisor, fiduciary or otherwise;

(vi) a written representation as to whether such proponent or any of such related parties intends (or is part of a group that intends) to (A) deliver a proxy statement or form of proxy to one or more stockholders relating to such business or (B) solicit proxies in respect of such business or other business known or expected to be transacted at such meeting or in opposition to any business known or expected to be transacted at such meeting;

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(vii) all Derivative Instruments (as defined below) and Short Interests (as defined below) that are owned beneficially, indirectly, directly or of record by such proponent and each of such related parties or in which any of them has a beneficial, direct, indirect or record pecuniary, voting or dispositive interest (in each case, identifying their respective ownership or other participation);

(viii) all rights to dividends or distributions on shares of any class or series of capital stock of the Corporation (that are separated or separable from the underlying shares) that are owned beneficially, indirectly, directly or of record by such proponent and each of such related parties or in which any of them has a beneficial, direct, indirect or record pecuniary, voting or dispositive interest (in each case, identifying their respective ownership or other participation);

(ix) all performance-related fees (other than an asset-based fee) that such proponent or any of such related parties is or may be entitled to receive or earn based on any change in the value, or the voting or results of voting, of shares of any class or series of capital stock of the Corporation, any Derivative Instrument or any Short Interest (in each case, identifying their respective interest or other participation);

(x) all material direct or indirect interests of such proponent and each of such related parties in such business (in each case, identifying their respective interest or other participation);

(xi) all adverse interests (including claims and proceedings) involving such proponent and each of such related parties in relation to the Corporation or its principal business or businesses, including all interests of such proponent and each of such related parties in any principal competitor of the Corporation (including ownership (including equity, Derivative Instrument and Short Interest ownership), debtholder and material commercial interests) within the three years prior to the date of such notice or that are existing, expected or proposed;

(xii) the name and address of any other stockholder or other person supporting or expected to support such business;

(xiii) a written representation by such proponent that such proponent intends to appear in person or by proxy at such meeting to bring such business before such meeting and a written consent by such proponent and each of such related parties to public disclosure of information provided pursuant to this Section 8(a); and

(xiv) all other information relating to such business, such proponent and each of such related parties that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies relating to such business pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Such notice shall be deemed to have not been timely given if, at any time after it is first given, the information set forth therein ceases to be accurate or complete in any material respect unless such proponent shall have given a subsequent notice to the Secretary in writing correcting such inaccurate or incomplete information within three (3) business days after any such information shall have become inaccurate or incomplete in any material respect (and, in any event, not less than five (5) business days prior to such meeting or any adjournment or postponement thereof).

The chairperson of such meeting shall determine whether any business to be brought before such meeting will be properly so brought in accordance with this Section 8(a) and, if he should determine that such business will not be properly so brought, he shall so declare at such meeting and such business shall not be transacted at such meeting. If such proponent does not appear in person or by proxy at such meeting to bring business before such meeting, such business proposed by such proponent need not be submitted at such meeting.

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(b) No individual shall be eligible for election as a director at any meeting of stockholders unless he shall have been nominated in accordance with this Section 8(b) and a proposal to elect one or more directors at such meeting shall have been duly set forth in the notice of such meeting.

Nominations of individuals for election as directors may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board, a nominating committee of the Board or any other person or persons who could call a special meeting of stockholders as permitted by the Certificate of Incorporation or (ii) by a stockholder who is a stockholder of record at each of (x) the time at which notice is given to the Secretary that the stockholder proposes to make such nomination at such meeting, (y) the record date for such meeting and (z) the time of such meeting, who is entitled to vote for the election of directors at such meeting and who complies with the procedures set forth in this Section 8(b).

For nominations to be made at a meeting of stockholders by a stockholder, such stockholder must have given timely notice of his intention to do so to the Secretary in writing. To be timely in connection with an annual meeting of stockholders, such notice must have been given to the Secretary not earlier than the open of business on the one hundred thirty-fifth (135th) day and not later than the close of business on the one hundred fifth (105th) day prior to (i) the first anniversary of the preceding year’s annual meeting of stockholders or (ii) if the date of such annual meeting is more than thirty (30) days before or after such anniversary and (A) either public disclosure of such date shall have been given or made or such stockholder shall have been informed or learned of such date more than one hundred fifteen (115) days before such date, not earlier than the open of business on the one hundred thirty-fifth (135th) day and not later than the close of business on the one hundred fifth (105th) day prior to such meeting or (B) both public disclosure of such date shall not have been given or made and such stockholder shall not have been informed or learned of such date more than one hundred fifteen (115) days before such date, not earlier than the open of business on the one hundred thirty-fifth (135th) day prior to such anniversary and not later than the close of business on the tenth (10th) day following the date on which public disclosure of such date is given or made or such stockholder is informed or learns of such date. To be timely in connection with any other meeting of stockholders, such notice must have been delivered or mailed to, and received at, the principal executive office of the Corporation (i) not earlier than the open of business on the one hundred thirty-fifth (135th) day and not later than the close of business on the one hundred fifth (105th) day prior to the date of such meeting, if either public disclosure of such date shall have been given or made or such stockholder shall have been informed or learned of such date on or more than one hundred thirty-five (135) days before such date, or (ii) not later than the close of business on the tenth (10th) day following the date on which public disclosure of the date of such meeting is given or made or such stockholder is informed or learns of such date, if both public disclosure of such date shall not have been given or made and such stockholder shall not have been informed or learned of such date more than one hundred thirty-five (135) days before the date of such meeting.

Such notice must set forth:

(i) the name and address, as they appear on the stock records of the Corporation, of such stockholder (and, if such stockholder is a Nominee of a beneficial owner for whom it is acting, such beneficial owner (such stockholder (other than a Nominee) and such beneficial owner being individually and collectively called the “proponent”)), and a written representation as to whether such proponent is acting on his own or in whole or in part on behalf of any other person, whether as a nominee, agent, proxyholder, representative, advisor, fiduciary or otherwise;

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(ii) the information specified in clauses (iii), (iv), (v), (vii), (viii), (ix), (xi), (xii) and (xiv) of Section 8(a) in relation to such proponent and such proponent’s related parties (and, for this purpose, references therein to “such business” shall mean “such nomination”);

(iii) a written representation as to whether such proponent or the individual whom such proponent proposes to nominate for election as a director, or any of their respective related parties, intends (or is part of a group that intends) to (A) deliver a proxy statement or form of proxy to one or more stockholders relating to such nomination or (B) solicit proxies in respect of the election of such individual or in opposition to the election of any other individual as a director;

(iv) the name and address of any other stockholder or other person supporting or expected to support such nomination;

(v) a written representation by such proponent that such proponent intends to appear in person or by proxy at such meeting to propose such nomination before such meeting and a written consent by such proponent and each of such related parties to public disclosure of information provided pursuant to this Section 8(b); and

(vi) as to each individual whom such proponent proposes to nominate for election as a director:

(A) the name, date of birth, business address and residential address of such individual;

(B) each occupation (which includes each position, consulting or advisory arrangement, and other employment or engagement held or entered) of such individual for at least the ten years preceding the date of such notice and, if such occupation resulted in claims, proceedings or investigations involving such individual, any of his related parties or any of the persons who employed or engaged such individual, a description thereof;

(C) a written representation as to whether such individual is acting on his own behalf or in whole or in part on behalf of any other person, whether as a nominee, agent, representative, advisor, fiduciary or otherwise, and all direct or indirect interests, arrangements, relationships or understandings between or among such individual or any of his related parties, on the one hand, and such proponent and any of such proponent’s related parties, on the other hand (in each case, identifying their respective interest);

(D) the information specified in clauses (iii), (iv), (v), (vii), (viii), (ix) and (xiv) of Section 8(a) in relation to such individual and such individual’s related parties;

(E) a written representation of such individual that such individual is not a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person (1) as to how such individual, if elected as a director, will or will not act or vote on any matter or as to any matter such individual will or will not propose or support or (2) that could limit or interfere with such individual’s ability to comply, if elected as a director, with his fiduciary duties, in each case, that has not been disclosed to the Corporation; and

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(F) a written questionnaire with respect to the background and qualifications of such individual in the form requested to be provided by the then current directors in connection with their nomination for re-election as such (which questionnaire shall be provided by the Secretary upon written request), a written consent to serve as a director, if elected as such, a written undertaking to comply with all corporate governance, conflict of interest, confidentiality, securities compliance, stock ownership and other policies and procedures of the Corporation, a written consent by such individual and each of such related parties to public disclosure of information provided pursuant to this Section 8(b) and a written statement as to whether such individual intends to appear at such meeting and answer questions presented to him.

In addition, the Corporation may require such individual to furnish such other information as the Corporation may deem necessary or appropriate to evaluate actual or potential compensation committee interlocks that could be required to be disclosed under the Exchange Act or interlocking directorate violations that could arise under the Clayton Act and determine the eligibility of such individual to meet the qualifications for a director set forth in the Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, Nominating and Governance Committee Charter or other governing documents and serve as an independent director of the Board, the Compensation Committee and the Audit Committee.

Such notice shall be deemed to have not been timely given if, at any time after it is first given, the information set forth therein ceases to be accurate or complete in any material respect unless such proponent or individual, as the case may require, shall have given a subsequent notice to the Secretary in writing correcting such inaccurate or incomplete information within three (3) business days after any such information shall have become inaccurate or incomplete in any material respect (and, in any event, not less than five (5) business days prior to the meeting or any adjournment or postponement thereof).

The chairperson of such meeting shall determine whether any nomination to be made at such meeting will be properly so made in accordance with this Section 8(b) and, if he should determine that such nomination will not be properly so made, he shall so declare at such meeting and such nomination shall not be made at such meeting. If such proponent does not appear in person or by proxy at such meeting to make such nomination before such meeting and such individual does not appear at the meeting to answer any questions that stockholders or directors may submit, such nomination by such proponent need not be submitted at such meeting.

(c) For the purposes of this Section 8:

(i) “affiliate,” “associate” and “group” shall include the meanings given to them under the Exchange Act and the word “including” shall in all cases be deemed to be followed by the phrase “without limitation”;

(ii) a person shall be deemed to be “acting in concert” with another person if such person or any of such person’s affiliates or associates knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with such other person, or toward a common goal, relating to the management, governance or control of the Corporation, when (A) each person is conscious of the other person’s or persons’ conduct or intent and this awareness is an element in their decision-making process and (B) at least one additional factor suggests that persons intend to act in concert or in parallel, which factor may include attending meetings, conducting discussions or making or soliciting invitations to act in parallel; and a person who is acting in concert with another person shall also be deemed to be acting in concert with any third party who is also acting in concert with such other person;

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(iii) a “Derivative Instrument” shall include an option, warrant, convertible or exchangeable security or any other security, instrument or right with an exercise, exchange, conversion, settlement, payment or other trade, gain or loss mechanism determined in whole or in part in reference to a price related to any shares of any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of, or the voting or results of voting of, any shares of any class or series of capital stock of the Corporation, regardless of whether subject to settlement in such underlying shares, cash or otherwise, and all other direct or indirect opportunities to profit or share in any profit derived from any change in the value of, or from any voting or results of voting of, any shares of any class or series of capital stock of the Corporation;

(iv) “Nominee” means Cede & Co. or another nominee for The Depository Trust Company (“DTC”) or a DTC participant;

(v) references to a “person” shall include an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a union, a group acting in concert, a judicial authority, a governmental authority or any other entity or association of any kind;

(vi) a person’s “related parties” shall include such person’s affiliates and associates, each group of which such person is a member, each member of each such group, each other person with whom such person is, expects to be or understands such person will be acting in concert and each member of such person’s immediate family;

(vii) a person shall be deemed to have a “Short Interest” in shares of any class or series of capital stock of the Corporation if such person has, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, the opportunity to profit or share in any profit derived from any decrease in the value of such shares;

(viii) without limiting any other manner in which a person may have or be deemed to have such a beneficial or indirect interest, a person shall be deemed to have a beneficial or indirect interest in any shares of any class or series of capital stock of the Corporation, Derivative Instruments or Short Interests owned or held, directly, beneficially or indirectly, by: any of such person’s affiliates or associates; any person with whom such person is acting in concert; any trust of which such person is a trustee; any partnership of which such person is a general partner; any limited liability company of which such person is a manager, executive or material member; any corporation of which such person is a director, executive or material stockholder; any union of which such person is a trustee, director or executive; and any entity as to which such person is an investment advisor or performs executive management functions; and

(ix) each disclosure or description of information required by this Section 8 shall include disclosure of all material information related thereto and the word “only” shall mean the exclusive means for presenting business or a nomination.

Section 9. Order of Business; Voting

(a) The Chairperson of the Board or, in the absence of the Chairperson of the Board (including an absence because no Chairperson of the Board shall have been designated), the most senior executive present, or, in the absence of all of them, a person designated by the Board, or in the absence of all of them, a person designated by the holders of a majority of the outstanding shares of capital stock of the Corporation present in person or by proxy and entitled to vote at such meeting shall act as the Chairman of such meeting. The Chairman of each meeting of stockholders shall call such meeting to order, determine the order of business at such meeting and otherwise preside over such meeting. The Chairman of the meeting shall, among other things, announce at such meeting the opening and closing of the polls for each matter submitted to a vote of stockholders at such meeting.

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(b) The Secretary shall act as secretary of each meeting of stockholders and keep the minutes thereof, but, in the absence of the Secretary, the Chairman of such meeting shall appoint some other person to act as secretary of such meeting.

(c) Unless required by the Law, requested by any stockholder present in person or by proxy and entitled to vote at such meeting or directed by the Chairman of such meeting, neither the vote for the election of directors nor upon any other business before any meeting of stockholders is required to be conducted by written ballot. On a vote by written ballot, (i) each written ballot cast by a stockholder voting in person shall state the name of such stockholder, the number of shares of capital stock of the Corporation held of record by him and the number of such shares voted by him and (ii) each ballot cast by proxy shall bear the name of such proxy, the name of the stockholder for whom he is voting, the number of shares of capital stock of the Corporation held of record by such stockholder and the number of such shares voted on behalf of such stockholder.

(d) Shares of capital stock of the Corporation held by the Corporation or any of its majority-owned subsidiaries in treasury shall not be shares entitled to vote at, or to be counted in determining the presence of a quorum for, any meeting of stockholders or be counted in determining the total number of outstanding shares of capital stock of the Corporation. This Section 9(d) shall not limit the right of the Corporation or any of its subsidiaries to vote any shares of capital stock of the Corporation held by the Corporation or such subsidiary in a fiduciary capacity.

(e) To the extent (but only to the extent) expressly provided in the Certificate of Incorporation, action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without any prior notice and without a vote thereon, if stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all stockholders entitled to vote thereon were present and voting, consent in writing to such action and such writing or writings are filed with the minutes of proceedings of the stockholders. Prompt written notice of the taking of such action shall be given by the Secretary to all stockholders who have not consented in writing to such action.

Section 10. Inspectors

(a) The Board in advance of any meeting of stockholders may (and shall, if required by the Law) appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the Chairman of such meeting may and, on request of any stockholder present in person or by proxy and entitled to vote at such meeting, shall appoint one or more such inspectors. No director, nominee for director, officer or employee of the Corporation shall be appointed as an inspector. Inspectors need not be stockholders. In case any person so appointed fails to appear or act, the vacancy may be filled by appointment of another person by the Board in advance of such meeting or at such meeting by the Chairman of such meeting.

(b) Each inspector appointed to act at any meeting of stockholders shall, before entering upon the discharge of his duties, take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall (i) determine the number of shares outstanding and the voting power of each such share, the number of shares represented at such meeting, the existence of a quorum and the validity and effect of proxies, (ii) receive votes or ballots, (iii) hear and determine all challenges and questions arising in connection with the right to vote, (iv) count and tabulate all votes or ballots, (v) determine the result and (vi) do all acts which may be proper in connection with conducting a vote at such meeting, with fairness to all stockholders. On the request of the Chairman of such meeting or any stockholder present in person or by proxy and entitled to vote at such meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any such report or certificate shall be prima facie evidence of the facts so stated and of the vote so certified.

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ARTICLE II. - BOARD OF DIRECTORS

Section 1. Powers; Qualifications; Number; Election

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in the Certificate of Incorporation, the Board may exercise all of the authority and powers of the Corporation and do all of the lawful acts and things which are not by the Law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders. The directors shall act only as a board and, subject to Article III, the individual directors shall have no power as such. Each director shall be at least twenty-five (25) years of age. A director is not required to be a resident of the State of Delaware or a stockholder. The Board shall consist of that number of directors (but not less than three (3) or more than fifteen (15)) as shall be fixed in accordance with the Certificate of Incorporation.

(b) At all elections of directors by stockholders entitled to vote thereon, the individuals receiving a plurality of the votes cast shall be deemed to have been elected as directors.

Section 2. Term of Office of a Director

The term of office of each director shall commence at the time of his election and qualification and shall expire upon the due election and qualification of his successor (which may be such director, if he is re-elected) at the annual meeting of stockholders following his election or his earlier death, resignation or removal.

Section 3. Resignations; Filling of Vacancies

(a) Any director may resign at any time by giving written notice of his resignation to the Board or the Secretary. Such resignation shall take effect at the time of receipt of such notice by the Board or the Secretary, as the case may be, or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Any vacancy on the Board can be filled as (but only as) provided in the Certificate of Incorporation. A director elected to fill such a vacancy shall hold office as provided in the Certificate of Incorporation.

Section 4. Meetings of the Board; Notice; Waiver

(a) All regular meetings of the Board shall be held at such places within or without the State of Delaware as may be fixed by the Board. All special meetings of the Board shall be held at such places within or without the State of Delaware as may be specified in the notices of such meetings.

(b) Regular meetings of the Board for the transaction of such business as may be properly brought before such meetings shall be held on such dates and at such times as may be fixed by the Board. Notices of such regular meetings are not required to be given.

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(c) Special meetings of the Board may be called at any time by the Chairperson of the Board, the most senior executive then serving, the General Counsel (if one is then serving) or any director. Each such meeting shall be called by giving notice to that effect to the Secretary at least forty-eight (48) hours before such meeting. Such notice shall state the place, date, hour and purpose or purposes of such meeting. Promptly after receipt of such notice and, in any event, not less than twenty-four (24) hours before such meeting, the Secretary shall give notice of such meeting to all directors. Such notice shall state the place, date, hour and purpose or purposes of such meeting and shall indicate that such notices are being sent at the request of the person calling such meetings.

(d) Except as otherwise required by the Law, each notice of each special meeting of the Board shall be given by (i) mail addressed to a director at his residence or usual place of business at least seven (7) days before the date of such meeting or (ii) personal delivery or telephone, facsimile, email or other electronic means addressed to a director at his usual place of business (or, if such director (i) has designated some other place to receive notices or (ii) does not have a usual place of business and has not designated some other place, such other place or his principal residence, respectively) at least twenty-four (24) hours before such meeting. If mailed, such notice shall be deemed to have been given to a director five (5) days after it is deposited in the United States mail, postage prepaid, directed to such director at his usual place of business (or, if such director (i) has designated some other place to receive notices or (ii) does not have a usual place of business and has not designated some other place, such other place or his principal residence, respectively).

(e) A written waiver of notice of a meeting of the Board signed by a director, before or after such meeting, shall be deemed to be equivalent to the giving of proper notice to such director of such meeting. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when such director attends such meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business at such meeting because such meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board is required to be specified in any written waiver of notice of such meeting.

Section 5. Quorum; Adjournment

The presence of a majority of the Whole Board (as defined in the Certificate of Incorporation) at any meeting of the Board shall be required in order to constitute a quorum for the transaction of business thereat. Any meeting of the Board may be adjourned from time to time until the business to be transacted at such meeting is completed. If a quorum shall not be present at any such meeting, a majority of the directors present may adjourn such meeting to another date, hour and place. When a meeting of the Board is adjourned to another date, hour and place, it shall not be necessary to give any notice of the adjourned meeting if the date, hour and place to which such meeting is adjourned are announced at such meeting. Any business may be transacted at such adjourned meeting which might have been transacted at such meeting.

Section 6. Manner of Acting

(a) The Board may designate a Chairperson of the Board, who may be called Chairman or Chairwoman of the Board, as appropriate. The Chairperson of the Board shall preside at all meetings of stockholders and of the Board. He shall perform such other duties as the Board may from time to time assign to him. In the absence of the Chairperson of the Board (including an absence because no Chairperson of the Board shall have been designated), a person designated by a majority of the directors present at a meeting of the Board shall serve as the Chairman of such meeting. The Chairman of each meeting of the Board shall call such meeting to order, determine the order of business at such meeting and otherwise preside over such meeting.

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(b) The Secretary shall act as secretary of each meeting of the Board and keep the minutes thereof, but, in the absence of the Secretary, the Chairman of such meeting shall appoint some other person to act as secretary of such meeting.

(c) At each meeting of the Board each director shall be entitled to one vote. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, a matter submitted to a vote at a meeting of the Board shall have been approved only if a quorum was present at the time of the vote thereon and a majority of the directors present at that time shall have voted to approve such matter.

(d) Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all of the directors consent in writing (which writings may be executed in counterparts or be different writings) or by electronic transmission to such action and such writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board.

Section 7. Annual Meeting of Directors

An annual meeting of the Board for the transaction of such business as may be properly brought before such meeting shall be held promptly following each annual meeting of stockholders.

Section 8. Participation in Meeting by Telephone

One or more directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other at the same time. Participation in a meeting of the Board by such means shall constitute presence in person at such meeting.

Section 9. Compensation and Expenses of Directors

Directors may be compensated for rendering services as such as determined from time to time by the Board. Directors shall be reimbursed for expenses incurred by them in connection with rendering services as such.

ARTICLE III. - COMMITTEES OF THE BOARD

Section 1. Regular Committees

The Board may, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the Whole Board, designate one or more committees of the Board. The members of each such committee shall consist of such directors (but only such directors) designated by the Board, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the Whole Board. The Board may, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the Whole Board, designate one or more directors as alternate members of any committee who may replace any absent or disqualified member of any committee at any meeting of such committee. Any vacancy on any committee resulting from death, resignation or any other event or circumstance, which is not filled by an alternate member, shall be filled by (and only by) the Board, pursuant to a resolution or resolutions adopted by an affirmative vote of a majority of the Whole Board. Directors elected to fill such vacancies shall hold office for the balance of the terms of the members whose vacancies are so filled. Each committee will report its actions in the interim between meetings of the Board at the next meeting of the Board or as otherwise directed by the Board.

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Section 2. Regular Committee Powers

Any committee of the Board, to the extent (but only to the extent) provided in a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board, (i) shall have and may exercise all of the powers and authority of the Board and do all of the lawful acts and things which may be done by the Board in the management of the business and affairs of the Corporation and (ii) may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to: amend the Certificate of Incorporation; adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation; except as otherwise provided in the Certificate of Incorporation, call a meeting of stockholders; amend or repeal these By-Laws or adopt new By-Laws; or, unless the Certificate of Incorporation, these By-Laws or resolutions adopted by the affirmative vote of a majority of the Whole Board shall expressly so provide, declare a dividend, authorize the issuance of shares of capital stock of the Corporation or adopt a certificate of ownership and merger.

Section 3. Advisory Committees

The Board or a committee of the Board may designate one or more advisory committees to report to the Board or a committee of the Board. Each such advisory committee shall consist of one or more individuals designated by the Board or the committee of the Board which designated such advisory committee. Such individuals are not required to be directors. The Board may designate one or more individuals as alternate members of any advisory committee who may replace any absent or disqualified member of any advisory committee at any meeting of such committee. Any absence of any member of any advisory committee or vacancy on any advisory committee resulting from death, resignation or any other event or circumstance, which is not filled by an alternate member, shall be filled only by the Board or the committee of the Board which designated such advisory committee. Individuals elected to fill such vacancies shall hold office for the balance of the terms of the members whose vacancies are so filled. Each advisory committee will report its actions in the interim between meetings of the Board or the committee of the Board which designated such advisory committee at the next meeting of the Board or the committee of the Board which designated such advisory committee or as otherwise directed by the Board or the committee of the Board which designated such advisory committee. An advisory committee shall have none of the powers or authority of the Board or any committee of the Board.

Section 4. Procedures

Unless otherwise expressly authorized by the Board in the resolution or resolutions designating such committee or advisory committee, the members of committees or advisory committees shall act only as a committee, and the individual members shall have no power as such. Any member of any committee or advisory committee may be removed as such at any time as (but only as) provided in the resolution or resolutions designating such committee or advisory committee. The presence, at any meeting thereof, of a majority of the total number of members which a committee or advisory committee would have if there were no vacancies thereon shall be required in order to constitute a quorum for the transaction of business at such meeting. The term of office of each member of any committee or advisory committee shall commence at the time of his election and qualification and shall continue until his successor shall have been duly elected or until his earlier death, resignation or removal. Except as otherwise provided in this Article III or in the resolution or resolutions designating such committee or advisory committee and except for the reference to presiding at meetings of stockholders in Section 6(a) of Article II, Sections 4, 5, 6, 7 and 8 of Article II shall apply to committees and advisory committees and members thereof as if references therein to the Board and directors were references to such committees and members, respectively.

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ARTICLE IV. - OFFICERS

Section 1. Officers

The Corporation shall have one or more executive officers and a corporate secretary. Such executive officers may include one or more of the following positions: a Chairperson (when the Chairperson of the Board is designated as an officer by the Board); a Chief Executive Officer; a President; one or more other Chief Officers (such as a Chief Operating Officer, a Chief Financial Officer or a Chief Information Officer); a General Counsel; one or more Vice Presidents (one or more of whom may be designated as an Executive Vice President or a Senior Vice President) and a Treasurer. The corporate secretary shall be the Secretary.

Executive officers and the Secretary shall be elected by the Board. The Board may elect executive officers and the Secretary at any time and from time to time. Any or all of the positions contemplated under this Article IV may be held by the same person. Unless otherwise designated by the Board or these By-Laws, officers shall report to other officers as designated by the Chief Executive Officer or, if the position of Chief Executive Officer is vacant, by the most senior executive officer then serving.

The designation or reference under these By-Laws to an officer as an executive officer is made solely to distinguish such officers from the corporate secretary and additional officers described in Section 10 of this Article IV and does not constitute the designation of such officer as an executive officer under applicable securities laws, under the rules and regulations of the Securities and Exchange Commission or for any other purpose.

Section 2. Chief Executive Officer

The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, subject to the control of the Board, have general authority and exercise general supervision over the business and affairs of the Corporation. The Chief Executive Officer shall see that all orders of the Board are carried into effect and shall have responsibility for implementation of the strategies, plans and policies of the Corporation. The Chief Executive Officer shall, generally, perform such duties as may from time to time be assigned to him by the Board or these By-Laws and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business without specific approval of the Board.

Section 3. Chairperson

The Chairperson of the Board may be designated as an executive officer by the Board. Unless so designated, the Chairperson of the Board shall not be an officer. If so designated, the Chairperson of the Board shall be called, in these By-Laws, in his capacity as an executive officer, the Chairperson (or Chairman or Chairwoman, as appropriate) and, in his capacity as a director and Chairperson of the Board, the Chairperson of the Board.

If so designated, the Chairperson shall be a senior executive officer of the Corporation and shall, subject to the control of the Board, have general authority and exercise general supervision over the business and affairs of the Corporation, with emphasis on strategic direction and initiatives. In the absence of a Chief Executive Officer and a President, the Chairperson shall see that all orders of the Board are carried into effect and shall have responsibility for implementation of the strategies, plans and policies of the Corporation. The Chairperson shall perform such duties as may from time to time be assigned to him by the Board or these By-Laws and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business without specific approval of the Board, the Chief Executive Officer or the President.

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The Chairperson may be an employee of the Corporation. Unless designated as an employee by the Board, the Chairperson shall not be an employee.

Section 4. President

If the position of Chief Executive Officer is occupied, the President shall, subject to the control of the Board and the Chief Executive Officer, have general authority and exercise general supervision over the business and affairs of the Corporation, with emphasis on such matters as may be assigned to him by the Board or the Chief Executive Officer, and shall report to the Chief Executive Officer. If the position of Chief Executive Officer is vacant, the President shall, subject to the control of the Board, have general authority and exercise general supervision over the business and affairs of the Corporation, shall see that all orders of the Board are carried into effect and shall have responsibility for implementation of the strategies, plans and policies of the Corporation. The President shall, generally, perform such duties as may from time to time be assigned to him or her by the Board, the Chief Executive Officer or these By-Laws and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business without specific approval of the Board or the Chief Executive Officer.

Section 5. Chief Officers

A Chief Officer shall, subject to the control of the Board and the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President), have authority and general supervision over such matters as may be assigned to him by the Board and the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President) and shall report to such other executive officers as may be specified by the Chief Executive Officer (or, if the position of Chief Executive officer is vacant, the President).

A Chief Financial Officer shall keep full and accurate accounts of assets, liabilities, receipts, disbursements and other transactions of the Corporation in books belonging to the Corporation, cause regular audits of such books to be made, render to the other executive officers and the Board an account of the financial condition of the Corporation whenever requested and have authority and supervision over the Treasurer. If the position of Treasurer is vacant, the Chief Financial Officer shall perform the duties of the Treasurer with all powers of, and subject to all of the restrictions upon, the Treasurer.

A Chief Officer shall, generally, perform such duties as may from time to time be assigned to him by the Board, the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President), the other executive officers to whom he reports or these By- Laws and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business relating to such matters and duties without specific approval of the Board, the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President) or the other executive officers to whom he reports.

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Section 6. General Counsel

The General Counsel shall, subject to control of the Board, have general authority and exercise general supervision over the legal and regulatory affairs of the Corporation (including legal and regulatory compliance) and shall report to the Board and the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President). The General Counsel shall see that all orders of the Board with respect to such affairs are carried into effect. The General Counsel shall, generally, perform such duties as may from time to time be assigned to him by the Board, the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President) or these By-Laws and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business relating to such affairs and duties without specific approval of the Board or the Chief Executive Officer (or, if the position of Chief Executive officer is vacant, the President).

Section 7. Vice Presidents

Each Vice President shall, subject to the control of the Board and the more senior executive officers then serving to whom such Vice President directly or indirectly reports, perform all duties as may from time to time be assigned to him by the Board, the more senior executive officers then serving to whom such Vice President directly or indirectly reports or these By-Laws. In case of the absence of appropriate more senior executive officers, any Vice President designated by the Board shall perform the duties of the absent executive officers with all powers of, and subject to all of the restrictions upon, the absent executive officers, as applicable.

Section 8. Treasurer

The Treasurer shall, subject to the control of the Board (and, if the position of Chief Financial Officer is occupied, the Chief Financial Officer), have charge and custody of and be responsible for all of the funds and securities of the Corporation and deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in banks or other depositories. The Treasurer shall, subject to the control of the Board (and, if the position of Chief Financial Officer is occupied, the Chief Financial Officer), disburse the funds of the Corporation as ordered by the Board or the other executive officers of the Corporation in accordance with these By-Laws, taking proper vouchers for such disbursements, and shall render to the other executive officers and to the Board (at its meetings or whenever the Board may require) a statement of all his transactions as treasurer. If the position of Chief Financial Officer is vacant, the Treasurer shall also perform the duties of the Chief Financial Officer to the extent that such duties have not been assigned by the Board to some other executive officer. In general, the Treasurer shall, subject to the control of the Board (and, if the position of Chief Financial Officer is occupied, the Chief Financial Officer), perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the Board, the other executive officers or these By-Laws.

Section 9. Secretary

The Secretary shall, subject to the control of the Board, act as secretary of, and keep the minutes of, the proceedings of the Board and the stockholders in books belonging to the Corporation, give or cause to be given notice of all meetings of stockholders and directors as required by these By-Laws, be custodian of the seal of the Corporation, affix the seal, or cause it to be affixed, to all certificates for shares of capital stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board, have charge of the stock records of the Corporation and of the other books, records and papers of the Corporation relating to its organization as a corporation and see that the reports, statements and other documents required by law relating to the maintenance of the existence, qualifications and franchises of the Corporation as a corporation are properly kept or filed. The Secretary shall, subject to the control of the Board, generally perform all of the duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board, the executive officers or these By-Laws.

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Section 10. Additional Officers

The Board may at any time and from time to time elect or appoint such other officers (including, without limitation, assistant executive officers), employees, agents, consultants, representatives and advisors of the Corporation as the Board may deem proper, each of whom shall hold office for such period, have such authority and perform such duties as the Board or the executive officers to whom they directly or indirectly report may from time to time determine.

Section 11. Removal

Any officer, assistant, employee, agent, consultant, representative or advisor of the Corporation may be removed at any time by the Board or an executive officer to whom he directly or indirectly reports, except that an executive officer (other than an assistant executive officer) of the Corporation may be removed or replaced, directly or indirectly (including, without limitation, removal or replacement effected by reason of election and qualification of a successor, demotion, relocation, failure to re-elect or diminution in duties or compensation), pursuant to (but only pursuant to) a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board (excluding, if such officer is also a director, such director).

Section 12. Resignations

Any officer may resign from his office at any time by giving written notice of his resignation to the Board, an executive officer to whom he directly or indirectly reports or the Secretary. The resignation of any officer shall take effect at the time of receipt of such notice by the Board, such an executive officer or the Secretary, as the case may be, or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. No such resignation shall affect any rights which the Corporation may have under any agreement with such officer.

Section 13. Giving of Bond by Officers

All officers of the Corporation, if required to do so by the Board, shall furnish bonds to the Corporation for the faithful performance of their duties subject to such penalties and with such conditions and security as the Board may from time to time determine.

Section 14. Compensation of Officers

Compensation of officers of the Corporation may be fixed at any time and from time to time by the Board or, in the case of officers other than the Chief Executive Officer, by the Chief Executive Officer pursuant to authority delegated to him by the Board.

Section 15. Term of Office

Subject to Sections 11 and 12 of this Article IV, the term of office of each officer shall commence at the time of his election and qualification and shall continue until his successor shall have been duly elected and qualified or his earlier death, resignation or removal.

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Section 16. Voting Stock Held by Corporation

Except as otherwise determined from time to time by the Board, the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President) shall have full power and authority in the name and on behalf of the Corporation to attend, act and vote at any meeting of stockholders, partners or owners of any corporation, partnership or other entity in which the Corporation may hold stock, a partnership interest or another ownership interest and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock or interest which, as the owner thereof, the Corporation might have possessed and exercised.

The Board may from time to time confer like powers upon any other person or persons and the Chief Executive Officer and the President may delegate his powers under this Section 16 to any other officer of the Corporation.

ARTICLE V. - INDEMNIFICATION

Section 1. Indemnification

(a) Each person who is or was made a party or is threatened to be made a party to, or is or was involved (including, without limitation, involvement as a witness) in, any action, suit or proceeding, whether civil (including, without limitation, arbitral), criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer (as defined in these By-Laws or a resolution of the Board) of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, employee, agent or trustee of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise (including, without limitation, a direct or indirect subsidiary of the Corporation and an employee benefit plan of the Corporation or any of its subsidiaries), whether the basis of such proceeding is alleged action or inaction in an official capacity as an officer or director or in any other capacity while so serving, shall be indemnified by the Corporation for and held harmless by the Corporation from and against, to the fullest extent authorized by the Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader or greater rights to indemnification than the Law prior to such amendment permitted the Corporation to provide), all expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.

The right to indemnification conferred in this paragraph shall be a contract right and shall include the right of such a director, officer, partner, member, manager, employee, agent or trustee to be paid the expenses incurred in preparing for, participating (including, without limitation, participation as a witness) in, defending and settling or otherwise resolving a proceeding (collectively called the “defense of a proceeding”) in advance of its final disposition to the fullest extent authorized by the Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader or greater rights to indemnification than the Law prior to such amendment permitted the Corporation to provide); provided, however, that, if the Law requires, the payment of such expenses incurred by a director or officer of the Corporation in his capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer of the Corporation, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation. Such an undertaking shall not and shall not be deemed to require repayment if such director or officer is entitled to be indemnified by the Corporation for any reason or on any basis. No collateral shall be required to secure performance by such person of his obligations under such an undertaking. An undertaking delivered to the Corporation shall be sufficient regardless of the prospective ability of the person delivering such undertaking to perform his obligations thereunder.

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Such right to indemnification and to the payment of expenses (including attorneys’ fees) incurred in defending a proceeding in advance of the final disposition may be granted to any other employee or agent of the Corporation or its subsidiaries if, and to the extent, authorized by the Board, the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President) or the General Counsel.

(b) If a claim under this Article V is not paid in full by the Corporation within thirty (30) days after a written demand therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid all expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel to the Corporation or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Law nor an actual determination by the Corporation (including the Board, independent legal counsel to the Corporation or the stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 2. Indemnification Not Exclusive

The indemnification of or the advancement of expenses and costs for any person under this Article V, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article V, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs for such person in any other manner permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors, the Certificate of Incorporation, these By-Laws or otherwise.

Section 3. Successors

The right of any person to indemnification and advancement of expenses and costs under this Article V shall (i) survive and continue as to a person after such person shall have ceased to be an officer, director, partner, member, manager, employee, agent or trustee, (ii) inure to the benefit of the heirs, distributees, beneficiaries, executors, administrators and other legal representatives of such person, (iii) not be impaired, eliminated or otherwise adversely affected after such cessation due to any action or inaction by the Corporation, the Board or the stockholders (including, without limitation, amendment of these By-Laws (including, without limitation, a modification or repeal of this Article V) or the Certificate of Incorporation or a merger, consolidation, recapitalization, reorganization or sale of assets of the Corporation or any of its subsidiaries), with respect to any claim, proceeding or suit which arose or transaction, matter, event or condition which occurred or existed before such cessation, (iv) be a contract right, enforceable as such, and (v) be binding upon all successors of the Corporation.

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For purposes of this Article V, a “successor” of the Corporation includes (i) any person who acquires a majority of the assets or businesses of the Corporation and its subsidiaries (on a consolidated basis) in a single transaction or a series of related transactions, (ii) any person with whom the Corporation merges or consolidates (unless the Corporation is the survivor of such merger or consolidation) and (iii) any person who is the ultimate parent of any person with whom the Corporation merges or consolidates where the Corporation is the survivor of such merger or consolidation (unless the person with whom the Corporation merges or consolidates was, prior to such merger or consolidation, more creditworthy and had a larger market capitalization than the Corporation prior to such merger or consolidation). For purposes of the preceding sentence, “merger,” “consolidation” and like terms shall include binding share exchanges and similar transactions.

The Board may, as a condition precedent to any transaction described in the preceding paragraph, require the successor to irrevocably and unconditionally assume the obligations contemplated by this Article V.

Section 4. Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was such an officer, director, partner, member, manager, employee, agent or trustee against any liability asserted against such person as such an officer, director, partner, member, manager, employee, agent or trustee or arising out of such person’s status as such an officer, director, partner, member, manager, employee, agent or trustee, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V or applicable law.

Section 5. Definition of Certain Terms

(a) For purposes of this Article V: references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, fiduciary, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, fiduciary, employee or agent with respect to an employee benefit plan or any related trust, participant or beneficiary (including, without limitation, service as a member of any committee that manages, administers or performs similar functions with respect to any employee benefit plan or any related trust, participant or beneficiary) shall be deemed to be service covered by Section 1(a) of this Article V; references to “indemnification” and like terms shall include holding harmless and payment of expenses as provided herein; and references to “proceedings” shall include appeals of any kind.

(b) For the purposes of this Article V and the Law, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan or any related trust, participant or beneficiary shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation.” For the purposes of this Article V: references to “expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, expert fees, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with the defense of a proceeding or prosecution of a suit, all costs relating to any appeal bond and all federal, state, local or foreign taxes, charges, duties and similar imposts and assessments incurred or assessed as a result of the actual or deemed receipt of any expenses under this Article V; and references to “liabilities and losses” shall include judgments, fines, amounts paid or to be paid in settlement, and assessments, and all federal, state, local or foreign taxes, charges, duties and similar imposts and assessments incurred or assessed as a result of the actual or deemed receipt of any liabilities or losses under this Article V.

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ARTICLE VI. - CONTRACTS; BANK ACCOUNTS

Section 1. Execution of Contracts

Except as provided otherwise in these By-Laws, the Board may from time to time authorize any officer, employee, agent or representative of the Corporation, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument. Such authorization may be general or confined to specific instances. Unless so authorized by the Board or these By-Laws, no officer, employee, agent or representative shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

Section 2. Checks; Drafts; Notes

All checks, drafts and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation in the manner authorized from time to time by the Board or these By-Laws.

Section 3. Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in the banks, trust companies or other depositories selected from time to time by the Board or by an officer, employee, agent or representative of the Corporation to whom such authority may from time to time be delegated by the Board or these By-Laws. For the purpose of making such a deposit, any officer, employee, agent or representative to whom authority to make such a deposit is delegated by the Board or these By-Laws may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.

ARTICLE VII. - SHARES; DIVIDENDS

Section 1. Certificates; Record Holders

Shares of capital stock of the Corporation shall be issued in certificated or uncertificated form as determined from time to time by the Board. If shares are issued in certificated form, every holder of record of a share or shares then outstanding shall be entitled to a duly signed certificate in proper form certifying that he is the record holder of such share or shares, and the certificates shall be duly numbered and registered in the order of their issue. Certificates for shares shall be issued in such forms as the Board may from time to time prescribe. Such certificates shall be signed by the Chairperson of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or the Treasurer. The seal of the Corporation or a facsimile thereof shall be affixed on such certificates, and such certificates shall be countersigned and registered in such manner, if any, as the Board may from time to time prescribe. The signatures of the officers upon such certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, such certificate may be issued with the same effect as if he were such officer, transfer agent or registrar on the date of issuance of such certificate. Except as otherwise provided by law, the rights and obligations of holders of uncertificated and certificated shares representing shares of the same class and series of capital stock of the Corporation shall be identical. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation may send to the registered owner thereof a written notice that sets forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the registered owner as shown on the transfer and register books of the Corporation, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the Certificate of Incorporation, these By-Laws, any agreement among stockholders known to the Corporation or any agreement between stockholders and the Corporation.

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The person in whose name shares of capital stock of the Corporation stand on the records of the Corporation shall be deemed the owner of such shares for all purposes as regards the Corporation. Such person may be referred to herein as the holder of record, the registered holder or like terms.

Section 2. Transfers

Transfers of shares of capital stock of the Corporation held of record shall be transferable only on the transfer books of the Corporation, only by the registered holder of such shares, in person or by his duly authorized attorney or legal representative, written evidence of whose authority must be filed with the Corporation. No transfer shall be valid until such transfer has been entered on the transfer books of the Corporation by an entry showing from and to whom transferred and (i) if the shares are certificated, the surrender of the certificate, duly endorsed or accompanied by duly executed stock powers (with such proof of authenticity of signature and proper succession or assignation, if applicable, as the Corporation or its agent may require) for a like number of shares, payment of all taxes thereon, compliance with any restrictions on transfer thereof and cancellation of the certificate or (ii) if uncertificated, the presentation of a duly executed stock transfer power or other proper transfer instructions (with such proof of authenticity of signature and proper succession or assignation, if applicable, as the Corporation or its agent may require) for a like number of shares, payment of all taxes thereon and compliance with any restrictions on transfer thereof.

Section 3. Lost or Destroyed Certificates

The Corporation may issue (i) a new certificate or certificates for shares of capital stock of the Corporation or (ii) uncertificated shares of capital stock of the Corporation in order to replace any certificate or certificates for shares theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the holder of the lost, stolen or destroyed certificate, or his legal representative, to agree to indemnify the Corporation against, give to the Corporation a bond or other security to indemnify the Corporation against or take other proper action to protect the Corporation against all losses, liabilities and expenses (including attorney’s fees and expenses) incurred in connection with investigating, defending and settling any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificated or uncertificated share or shares.

Section 4. Fractions of a Share

The Corporation shall have the authority to issue (but shall not be obligated, under these By-Laws, to issue) fractions of a share of any class or series of capital stock of the Corporation. In lieu of issuing a fraction of a share of any class or series of capital stock of the Corporation, the Corporation may (i) make such payments or (ii) issue that number of whole shares of such class or series of capital stock of the Corporation, in each case as may be determined using such equitable method as any officer of the Corporation or the Board may select or the Certificate of Incorporation or the Law may require.

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Section 5. Additional Rules

The Board may make such additional rules and regulations and take such action as it may deem expedient, not inconsistent with the Certificate of Incorporation and these By-Laws, concerning the issue, transfer and registration of certificates.

Section 6. Dividends

Subject to the provisions of the Certificate of Incorporation and to the extent permitted by the Law, the Board may declare and the Corporation may pay dividends and distributions on shares of any class or series of capital stock of the Corporation at such times and in such amounts as determined by the Board. Before declaration of any dividend or distribution, the Board may set aside out of the surplus or net profits of the Corporation such sum or sums as the Board may determine as a reserve fund to meet contingencies, for equalizing dividends or distributions, for repairing or maintaining any property of the Corporation or for such other purposes as the Board may determine.

ARTICLE VIII. - CORPORATE SEAL

The Board may adopt a corporate seal of the Corporation which shall be in such form as the Board may from time to time determine. When authorized by these By-Laws or by the Board, a facsimile of the corporate seal may be affixed in lieu of the corporate seal.

ARTICLE IX. - FISCAL YEAR

The fiscal year of the Corporation shall be fixed from time to time by the Board.

ARTICLE X. - AMENDMENTS

These By-Laws, in whole or in part, may be amended or repealed and new By-Laws may be adopted by the Board or the stockholders as provided in the Certificate of Incorporation.

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